Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our audit reports dated March 1, 2017, relating to the financial statements of Western Refining Logistics, LP and subsidiaries (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to the St. Paul Park Logistics Transaction, which represented a transfer of assets between entities under common control resulting in the consolidated financial statements being retrospectively adjusted to present results as if the related assets had been owned historically), and the effectiveness of Western Refining Logistics, LP and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Western Refining Logistics, LP for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE AND TOUCHE LLP

Phoenix, Arizona

August 21, 2017